EXHIBIT  99.1



Vsource Acquires Online Transaction Technologies; Auction and Marketplace Capabilities Expand eProcurement Reach for Vsource

Ventura, California--October 5, 2000--Vsource Inc. (OTCBB:VSRC), developer of Virtual Source Network (VSN), the pure Internet eProcurement application, today announced that it has reached preliminary agreement to acquire Online Transaction Technologies Inc. (OTT), a privately held company based in Los Angeles that develops B2B public and private exchange solutions.

The  acquisition  will  be  for Vsource stock with a market value of $7 million.

"This new business combination is another major step in making Vsource the premier provider of comprehensive pure Internet eProcurement solutions," said Robert "Jay" McShirley, chairman and CEO of Vsource.

"Not only does OTT bring us new customers and proven products, but we also benefit from the talent and experience of their principals, who developed America Online's first auction site in 1996. Best of all, our customers will benefit from the addition of Web-based auction and marketplace capabilities, while Vsource gains added opportunities for revenue."

Online Transaction Technologies is an Application Service Provider (ASP) that develops and hosts transaction solutions for public (many to many) and private (one to many) exchanges. Among the solutions that OTT brings to Vsource is LiquidMarketplace(TM), a complete suite of fully integrated transaction solutions, including auctions, fixed-price catalogs and RFQ engines.

These solutions are identified as LiquidAuction(TM), LiquidCatalog(TM) and LiquidRFP(TM). This suite allows public exchange clients to handle both seller- and buyer-initiated transactions in their e-Marketplaces. OTT's private exchange solution, LiquidStore(TM), offers private catalog and auction functionality to LiquidMarketplace(TM) participants or stand-alone clients.

In addition to offering a complete suite, OTT has developed proprietary modules and applications that reduce customization and deployment time and simplify integration.


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About  Vsource

Vsource, with headquarters in Ventura, provides the first transaction based, pure-Internet solution for eProcurement.

Its flagship product, Virtual Source Network (VSN), allows companies to create an Internet-based procurement system to automate all aspects of corporate procurement, from strategic sourcing through procurement transactions, such as material requisitions, requests for proposals (RFP) and requests for quotes
(RFQ), and direct order from supplier catalogs or contracts at substantial savings.

VSN also supports a variety of private label and aggregated buying situations, such as vertical markets and virtual communities.

Vsource, through relationships with IBM and Qwest, provides end-to-end procurement services for the entire purchasing process, all via the Internet. Through its Vsource national practice announced earlier this week, IBM Global Services provides the VSN eProcurement solution to mid-size companies.

The IBM practice provides sales and services support for systems integration, training for clients, and consulting, as well as language translation services on VSN. Qwest is currently offering the VSN solution to its business customers as part of its suite of business-to-business e-commerce products. For further information, visit http://www.vsource.net or http://www.magnumfinancial.com/vsrc.html.

Statements in this news release that relate to management's expectations or beliefs concerning future plans, expectations, events and performance are "forward-looking" within the meaning of the federal securities laws. Actual results or events could differ materially from those anticipated in the forward-looking statements due to a variety of factors, including, without limitation, acceptance by customers of the company's products, changing technology, competition in the market for purchasing management solutions, government regulation, the company's limited operating history, general economic conditions, and availability of capital.

CONTACT:
Magnum Financial Group LLC (Investors)
Rana  Thomas,  213/488-0443
rthomas@magnumfinancial.com
or
The  Leavitt/Bell  Group  Inc.  (Media)
Tiffany Massey, 626/564-9500, ext. 224
tmassey@lbgcomm.com


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